UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2025

Phunware Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37862	30-1205798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 693-4199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

As previously disclosed on the Current Report on Form 8-K filed on July 17, 2025 by Phunware, Inc. (the “Company”), the board of directors of the Company (the “Board”) terminated Stephen Chen’s at-will employment as Interim Chief Executive Officer which constituted a termination from all positions that Mr. Chen held as a member of the Board and any committee thereof, effective as of the same date, leaving a vacant seat on the Board.

To fill the vacancy on the Board created by Mr. Chen’s termination, on October 16, 2025, the Board appointed Jeremy Krol, the Company’s current Interim Chief Executive Officer, as a Class I director to hold office until the Company’s 2025 annual meeting of stockholders and until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

Mr. Krol, age 48, joined the Company in January 2025 as Executive Vice President and Chief Operating Officer. Mr. Krol was appointed as the Company’s interim Chief Executive Officer in July 2025. Mr. Krol has served as a sub-contractor to Switch Advisory Group since June 2024, in which he provided consulting services to the Company, including but not limited to fractional Chief Operating Officer services. From 2019 to 2024, Mr. Krol served as a startup advisor for Platform Calgary, which is a technology accelerator hub for technology startups. Mr. Krol holds a Bachelor of Engineering (Aerospace) degree from Carleton University and a Master of Business Administration degree from the University of Calgary.

As outlined in the Company’s Current Report on Form 8-K dated July 17, 2025, the Company entered into a Confidential Executive Employment Agreement dated July 14, 2025 (the “Employment Agreement”) with Mr. Krol pursuant to which he serves as Interim Chief Executive Officer of the Company. Mr. Krol, as an employee-director will not receive any additional compensation for his duties as a member of the Board.

There are no arrangements or understandings between Mr. Krol any other person pursuant to which Mr. Krol was named as a director of the Company. Mr. Krol has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Item 7.01 Regulation FD Disclosure.

On October 22, 2025, the Company issued a press release announcing the appointment of Mr. Krol as a director.

The information in this Item 7.01, including Exhibit 99.1 hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference to the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1*	Press Release dated October 22, 2025 entitled “Phunware Announces Appointment of Jeremy Krol to Board of Directors”
104	Cover Page Interactive Data File (formatted in Inline XBRL)

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phunware, Inc.

Date:	October 22, 2025	By:	/s/ Jeremy Krol
Jeremy Krol Interim Chief Executive Officer